UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): August 9, 2013

TransUnion Holding Company, Inc.

TransUnion Corp.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-182948 333-172549	36-1678417 74-3135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 West Adams Street

Chicago, IL 60661

(312) 985-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Mr. Jeffrey J. Hellinga, Executive Vice President of the U.S. Information Services (“USIS”) segment of TransUnion Holding Company, Inc. and TransUnion Corp. (collectively, the “Company”), confirmed to the Company his decision to resign from his current positions with the Company and its subsidiaries for personal reasons and, in order to ensure an orderly transition of his responsibilities, agreed to continue to act as the Executive Vice President of the USIS segment until his successor had been duly appointed and had assumed his or her responsibilities. Following the appointment of Chris Cartwright as President of the USIS segment, as discussed in Item 7.01 below, Mr. Hellinga and the Company have agreed that Mr. Hellinga’s resignation will be effective as of September 30, 2013.

Item 7.01. Regulation FD Disclosure.

On August 13, 2013, the Company issued a press release announcing the appointment of Chris Cartwright as President of the USIS segment. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated August 13, 2013, announcing executive appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION HOLDING COMPANY, INC. TRANSUNION CORP.

Date: August 15, 2013

	By:	/s/ Mick Forde
	Name:	Mick Forde
	Title:	Vice President – Corporate Law &Assistant Secretary

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